                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A
                                (Amendment No. 1)


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
                                              September 30, 1999 (July 16, 1999)


                               HEALTH POWER, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                       0-23220                31-1145640
- -------------------------------           -------                ----------
(State or other jurisdiction of         (Commission          (IRS Employer
incorporation)                          File Number)         Identification No.)

1209 Orange Street, Wilmington, Delaware                           19801
- ----------------------------------------                           -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (302) 658-7581


                                    No Change
- --------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

                               HEALTH POWER, INC.

                      Form 8-K/A dated September 30, 1999
                         (Amendment No. 1), amending the
                 Current Report on Form 8-K dated July 30, 1999

        Health Power, Inc., a Delaware corporation (the "Company"), hereby amends its Current Report on Form 8-K dated July 30, 1999, to include the financial statements and pro forma financial information set forth below which was omitted from the original filing pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (a)     Financial Statements of Business Acquired.

ANTHEM MANAGED COMP
(A DIVISION OF COMMUNITY
INSURANCE COMPANY)
REPORT ON AUDITS OF FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
AND FOR THE PERIOD FROM OCTOBER 1, 1996
(DATE OF COMMENCEMENT) TO DECEMBER 31, 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Management of Community Insurance Company

In our opinion, the accompanying balance sheets and the related statements of operations and net assets and of cash flows present fairly, in all material respects, the financial position of Anthem Managed Comp (a division of Community Insurance Company) (the "Division") at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended and for the period from October 1, 1996 (date of commencement) to December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

September 23, 1999

ANTHEM MANAGED COMP (A DIVISION OF COMMUNITY INSURANCE COMPANY)
BALANCE SHEETS
AT DECEMBER 31, 1998 AND 1997
- --------------------------------------------------------------------------------

                                                                                      1998                 1997

                                    ASSETS

Current assets:
   Fees receivable                                                               $       1,144,500     $    4,238,468
                                                                               --------------------  -----------------
        Total current assets                                                             1,144,500          4,238,468

Property and equipment, net                                                                497,054            526,887
Goodwill, net of amortization of $675,000 in 1998
   and $375,000 in 1997                                                                  2,325,000          2,625,000
Income taxes receivable from parent                                                      1,207,342                  -
                                                                               --------------------  -----------------

        Total assets                                                                   $ 5,173,896        $ 7,390,355
                                                                               ====================  =================

                          LIABILITIES AND NET ASSETS

Current liabilities:
   Accounts payable - providers                                                 $          975,488     $    1,543,541
   Deferred revenue                                                                                         1,855,955
   Accrued compensation                                                                    581,000            123,767
   Accrued expenses - other                                                                105,734            298,872
                                                                               --------------------  -----------------
        Total current liabilities                                                        1,662,222          3,822,135

   Income taxes payable to parent                                                                -            746,206

Net assets                                                                               3,511,674          2,822,014
                                                                               --------------------  -----------------

Total liabilities and net assets                                                 $       5,173,896     $    7,390,355
                                                                               ====================  =================



   The accompanying notes are an integral part of these financial statements.

ANTHEM MANAGED COMP (A DIVISION OF COMMUNITY INSURANCE COMPANY)
STATEMENTS OF OPERATIONS AND NET ASSETS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
FOR THE PERIOD FROM OCTOBER 1, 1996 (DATE OF COMMENCEMENT) TO DECEMBER 31, 1996
- --------------------------------------------------------------------------------

                                                                          1998                1997                1996

Revenues:
   Contract revenues                                                   $  15,094,324       $  11,975,046     $             -
                                                                    -----------------   -----------------   -----------------

Operating expenses:
   Employee compensation and related costs                                 7,795,460           4,132,850             822,356
   Occupancy and equipment costs                                           1,069,844             380,445              18,750
   Other selling, general and administrative expenses                      9,084,297           5,019,734
   Amortization                                                              300,000             300,000              75,000
                                                                    -----------------   -----------------   -----------------
                                                                          18,249,601           9,833,029             916,106
                                                                    -----------------   -----------------   -----------------

(Loss) income before income taxes                                         (3,155,277)          2,142,017            (916,106)

Income tax (benefit) provision                                            (1,207,342)            746,206            (320,637)
                                                                    -----------------   -----------------   -----------------

Net (loss) income                                                         (1,947,935)          1,395,811            (595,469)

Net assets - beginning of period                                           2,822,014           3,601,887                   -
Intercompany advance (payment)                                             2,637,595          (2,175,684)          4,197,356
                                                                    -----------------   -----------------   -----------------

Net assets - end of period                                            $    3,511,674      $    2,822,014     $     3,601,887
                                                                    =================   =================   =================

   The accompanying notes are an integral part of these financial statements.

ANTHEM MANAGED COMP (A DIVISION OF COMMUNITY INSURANCE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
FOR THE PERIOD FROM OCTOBER 1, 1996 (DATE OF COMMENCEMENT) TO DECEMBER 31, 1996
- --------------------------------------------------------------------------------

                                                                                   1998               1997               1996

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net  (loss) income                                                         $    (1,947,935)   $     1,395,811    $      (595,469)
   Adjustments to reconcile net (loss) income to net cash
      (used in) provided by operating activities:
        Depreciation expense                                                          263,014            120,927             18,750
        Amortization expense                                                          300,000            300,000             75,000
        Changes in assets and liabilities:
          Deferred revenue                                                         (1,855,955)         1,855,955
          Fees receivable                                                           3,093,968         (4,238,468)
          Accounts payable - providers                                               (568,053)         1,543,541
          Taxes payable - parent                                                   (1,953,548)         1,066,843           (320,637)
          Accrued liabilities                                                         264,095            422,639
                                                                              ----------------   ----------------   ----------------
            Net cash (used in) provided by operating activities                    (2,404,414)         2,467,248           (822,356)
                                                                              ----------------   ----------------   ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                               (233,181)          (291,564)
   Acquisition of business                                                                  -                  -         (3,375,000)
                                                                              ----------------   ----------------   ----------------
            Net cash used in investing activities                                    (233,181)          (291,564)        (3,375,000)
                                                                              ----------------   ----------------   ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Intercompany advance (payment)                                                   2,637,595         (2,175,684)         4,197,356
                                                                              ----------------   ----------------   ----------------
            Net cash provided by (used in) financing activities                     2,637,595         (2,175,684)         4,197,356
                                                                              ----------------   ----------------   ----------------

Net increase in cash and cash equivalents                                                   -                  -                  -

Cash and cash equivalents, beginning of period                                              -                  -                  -
                                                                              ----------------   ----------------   ----------------

Cash, end of period                                                           $             -    $             -    $             -
                                                                              ================   ================   ================


   The accompanying notes are an integral part of these financial statements.

ANTHEM MANAGED COMP (A DIVISION OF COMMUNITY INSURANCE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
FOR THE PERIOD FROM OCTOBER 1, 1996 (DATE OF COMMENCEMENT) TO DECEMBER 31, 1996
- --------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of presentation. Anthem Managed Comp (the "Division") is a division of Community Insurance Company ("CIC"), a wholly-owned subsidiary of Anthem Insurance Companies, Inc. ("AIC"). Effective October 1, 1996, CIC acquired certain assets from Bethesda Healthcare, Inc. for $3,375,000. This acquisition was accounted for by the purchase method of accounting. Accordingly, the purchase price was allocated $375,000 to property and equipment and $3,000,000 to goodwill. CIC operates the acquired assets as the Division. The Division provides medical management services for workers' compensation claims to employers and injured workers located in Ohio, Kentucky, and Indiana. Services provided include, among other things, treatment guidelines and utilization review procedures, peer review and quality assurance programs, medical and vocational case management programs, utilization management programs, and health care fraud detection and reporting programs. The Division is certified as a managed care organization by the Ohio Bureau of Workers' Compensation.

         The accompanying financial statements are presented in accordance with generally accepted accounting principles ("GAAP"). Certain allocations were made in the financial statements for general and administrative costs incurred by CIC, as determined by CIC management to be those costs of the Division. These financial statements are presented on a historical basis, and have not been adjusted for the July 16, 1999 sale of the Division (see Note 8).

         Property and equipment. Property and equipment, including betterments and major renewals, are capitalized at cost, and expenditures for maintenance and repairs are charged to expense as incurred. Gains and losses on disposals and retirements of property and equipment are recognized when they occur. Depreciation is computed using the straight-line method over the following estimated useful lives:

               Office equipment                                 3 - 15 years
               Furniture and fixtures                           7 - 10 years

         Goodwill. The Division's goodwill represents the excess purchase price paid over the fair value of net assets acquired. Goodwill is amortized on a straight-line basis over a period of 10 years. Management periodically evaluates the ability of the Division to recover the carrying amounts.

         Recognition of revenue. Contract revenues are derived from claims management, administrative and consulting services which are recorded as earned based on the requirements and duration of the related contract. Contract revenues received in advance are included in deferred revenues.

         Income taxes. The Division joins with its parent, AIC, for income tax reporting purposes. For purposes of these financial statements, the Division reports income taxes as if it were a stand-alone entity, with taxes payable or receivable due to or from the parent. Income taxes are accounted for on the liability method. Under this method, deferred income taxes are recognized based on the estimated future tax effects of differences between the financial and tax basis of assets and liabilities under the provisions of enacted tax laws. The effect on deferred taxes of a change in tax rate is recognized in the period that includes the enactment date.

         Concentration of credit risk. Financial instruments which potentially subject the Division to concentrations of credit risk consist primarily of accounts receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss. For the years ended December 31, 1998 and 1997, contract revenue from the Division's most significant client approximated 89% and 99% of the Division's contract revenue, respectively.

ANTHEM MANAGED COMP (A DIVISION OF COMMUNITY INSURANCE COMPANY)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
FOR THE PERIOD OCTOBER 1, 1996 (DATE OF COMMENCEMENT) TO DECEMBER 31, 1996
- --------------------------------------------------------------------------------

         Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2.       PROPERTY AND EQUIPMENT

         At December 31, 1998 and 1997, property and equipment consist of the following:

                                                                 1998               1997

Office equipment                                            $       727,018     $       649,999
Furniture & fixtures                                                170,529              16,565
Leasehold improvements                                                2,198                   -
                                                           -----------------  ------------------
                                                                    899,745             666,564
      Accumulated depreciation                                     (402,691)           (139,677)
                                                           -----------------  ------------------

                                                            $       497,054     $       526,887
                                                           =================  ==================

3.       RELATED PARTY TRANSACTIONS

         Certain expenses of the Division are paid by CIC and the Division remits cash generated by operations to CIC. This interest-free funding is included in Net Assets as of December 31, 1998 and 1997. Expenses paid by CIC and allocated to the Division amounted to $5,111,547 and $1,241,960 for the years ended December 31, 1998 and 1997, respectively.

4.       CONTINGENCIES

         The Division is, from time to time, a party to litigation arising in the normal course of its business. Management believes that no individual item of litigation or group of similar items is likely to result in judgments that will have a material adverse effect on the financial condition or operating results of the Division.

5.       LEASES

         The Division is allocated costs for various types of office facilities, equipment, and furniture under noncancelable operating lease agreements. The leases are obligations of CIC. Rental expense allocated was approximately $1,332,000 and $281,000 for the years ending December 31, 1998 and 1997, respectively.

ANTHEM MANAGED COMP (A DIVISION OF COMMUNITY INSURANCE COMPANY)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
FOR THE PERIOD OCTOBER 1, 1996 (DATE OF COMMENCEMENT) TO DECEMBER 31, 1996
- --------------------------------------------------------------------------------

6.       EMPLOYEE BENEFITS PLAN

         The employees are covered by the benefit plans of AIC. The management charge for benefits includes health, pension and other employee benefits.

7.       INCOME TAXES

         Under the Division's tax sharing agreement with AIC, income tax expense/benefit is determined on a separate company basis. Income taxes have been calculated by applying the federal statutory rate and estimated state tax rate to the Division's pretax income or loss. The resulting income taxes payable or receivable are settled through the intercompany account which is included as a component of the net assets of the Division.

8.       SUBSEQUENT EVENTS

         On July 16, 1999, CompManagement Health Systems, Inc., a subsidiary of Health Power, Inc., purchased the assets of the Division for approximately $5,750,000.

ANTHEM MANAGED COMP (A DIVISION OF COMMUNITY INSURANCE COMPANY)
BALANCE SHEET
FOR THE PERIOD ENDED  JUNE 30, 1999  (UNAUDITED)


                                                                1999
                        ASSETS
Cash and cash equivalents                                    $       --
Accounts receivable, net                                      1,451,357
Other current assets                                                 --
Property, Plant and Equip                                       367,054
Goodwill                                                      2,175,000
Taxes Refundable                                                     --
Other Assets                                                         --
                                                             ----------

Total Assets                                                 $3,993,411
                                                             ==========


        LIABILITIES AND STOCKHOLDER'S EQUITY

Deferred revenue                                             $       --
Current liabilities of discontinued operations                       --
Current notes payable                                                --
Other current liabilities                                        88,800
Note Payable                                                         --
Other Liabilities                                                    --
                                                             ----------
Total Liabilities                                                88,800

Net Assets                                                    3,904,611

Stockholders Equity                                                  --
                                                             ----------

Total Liabilities and Stockholder's Equity                   $3,993,411
                                                             ==========

    The accompanying note is an integral part of these financial statements.

ANTHEM MANAGED COMP (A DIVISION OF COMMUNITY INSURANCE COMPANY)
STATEMENT OF OPERATIONS
FOR THE SIX MONTH PERIODS ENDING JUNE 30, 1999 AND JUNE 30, 1998     (UNAUDITED)


                                                               1999               1998
Revenue
    Contract revenues                                      $ 8,267,917        $ 6,543,290


Operating Expenses:
     Employee compensation and related costs                 4,122,360          2,765,692
     Occupancy and equipment costs                             604,566            414,854
     Other selling, general and administrative expenses      5,546,625          3,583,685
     Amortization                                              150,000            150,000
                                                           -----------        -----------

                                                            10,423,551          6,914,231
                                                           -----------        -----------

(Loss) Income before income taxes                           (2,155,634)          (370,941)


Income tax (benefit) provision                                (862,254)          (148,377)
                                                           -----------        -----------

Net (loss) income                                          $(1,293,380)       $  (222,564)
                                                           ===========        ===========

    The accompanying note is an integral part of these financial statements.

ANTHEM MANAGED COMP (A DIVISION OF COMMUNITY INSURANCE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIODS ENDING JUNE 30, 1999 AND JUNE 30, 1998               (UNAUDITED)


                                                                          1999               1998
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss) income                                                $(1,293,380)        $  (222,565)
     Adjustments to reconcile net (loss) income to net cash
       (used in) provided by operating activities:
         Depreciation expense                                              48,707             131,507
         Amortization expense                                             150,000             150,000
         Changes in assets and liabilities:
           Deferred revenue                                                  --              (927,978)
           Fees receivable                                               (306,857)          1,546,984
           Accounts payable - providers                                  (886,688)           (284,027)
           Taxes payable - parent                                                            (976,774)
           Accrued liabilities                                           (686,734)            132,048
                                                                      -----------         -----------

     Net cash (used in) provided by operating activities               (2,974,952)           (450,805)
                                                                      -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                     --              (116,591)
                                                                      -----------         -----------

     Net cash used in investing activities                                   --              (116,591)
                                                                      -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Intercompany advance (payments)                                    2,974,952             567,395
                                                                      -----------         -----------

     Net cash provided by (used in) financing activities                2,974,952             567,396
                                                                      -----------         -----------

Net increase in cash and cash equivalents                                    --                  --

Cash and cash equivalents, beginning of period                               --                  --
                                                                      -----------         -----------

Cash and cash equivalents, end of period                              $      --           $      --
                                                                      -----------         -----------

    The accompanying note is an integral part of these financial statements.

        ANTHEM MANAGED COMP (A DIVISION OF COMMUNITY INSURANCE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. The accompanying consolidated financial statements are unaudited and have been prepared by Anthem Managed Comp (a division of Community Insurance Company). In the opinion of management, they contain the adjustments (all of which are normal and recurring in nature) necessary to present fairly the financial position, results of operations, and cash flows for the periods presented. The results of operations for the period ended June 30, 1999 are not necessarily indicative of operating results for a full year.

     The accompanying unaudited financial statements have been prepared in accordance with instructions for Form 8-K and, therefore, do not include all information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles. These financial statements should be read in conjunction with the December 31, 1998, financial statements and notes included elsewhere in this filing.

ITEM 7.        (b)     Pro Forma Financial Information.

               The following unaudited proforma combined financial statements give effect to the acquisition by Health Power, Inc. and subsidiaries (HPI), of the assets of Anthem Managed Comp, a division of Community Insurance Company, Inc. (AMC), in a transaction to be accounted for as a purchase. The unaudited proforma balance sheet is based on the individual balance sheets of HPI and AMC and has been prepared to reflect the acquisition by HPI of AMC as of December 31, 1998. The unaudited proforma statement of income is based on the individual statements of income of HPI and AMC and combine the results of operations of HPI and AMC for the year ended December 31, 1998 and the six months ended June 30, 1999, as if the acquisition occurred on January 1, 1998 and January 1, 1999, respectively. These unaudited proforma financial statements should be read in conjunction with the historical financial statements and notes thereto of HPI and AMC included elsewhere in this filing.

               The pro forma financial statements do not purport to be indicative of the results that actually would have occurred if the acquisition of Anthem Managed Comp had occurred on the date indicated or that may be obtained in the future.

                                              Health Power, Inc. and Subsidiaries
                                          Pro Forma Combined Balance Sheet (Unaudited)
                                                       December 31, 1998

                                                   Health Power, Inc.   Anthem Managed        Pro Forma               Pro Forma
                                                    and Subsidiaries    Comp Division        Adjustments(A)           Combined
                    Assets

Cash and cash equivalents                             $11,714,169        $      --           $(1,710,000)           $10,004,169
Accounts receivable, net                                5,671,074          1,144,500          (1,144,500)             5,671,074
Other current assets                                    3,375,693                                                     3,375,693
Property, Plant and Equip                               2,931,414            497,054              52,946              3,481,414
Goodwill                                                5,526,736          2,325,000           2,755,457             10,607,193
Taxes Refundable - Parent                                    --            1,207,342          (1,207,342)                  --
Other Assets                                            1,450,249               --                  --                1,450,249
                                                      -----------        -----------         -----------            -----------

Total Assets                                          $30,669,335        $ 5,173,896         $(1,253,439)           $34,589,792
                                                      ===========        ===========         ===========            ===========


      Liabilities and Stockholder's Equity

Deferred revenue                                      $ 8,378,113        $      --           $      --              $ 8,378,113
Current liabilities of discontinued operations          9,163,635               --                  --                9,163,635
Current notes payable                                   3,526,736               --                  --                3,526,736
Other current liabilities                               4,272,827          1,662,222          (1,662,222)             4,272,827
Note Payable                                            2,000,000               --             3,920,457              5,920,457
Other Liabilities                                         222,481               --                                      222,481
                                                      -----------        -----------         -----------            -----------
Total Liabilities                                      27,563,792          1,662,222           2,258,235             31,484,249

Net Assets                                                                 3,511,674          (3,511,674)                  --

Stockholders Equity                                     3,105,543                                                     3,105,543
                                                      -----------        -----------         -----------            -----------

Total Liabilities and Stockholder's Equity            $30,669,335        $ 5,173,896         $(1,253,439)           $34,589,792
                                                      ===========        ===========         ===========            ===========


(A) Adjustment to reflect asset purchase price.

                                          Health Power, Inc. and Subsidiaries
                                      Pro Forma Combined Balance Sheet (Unaudited)
                                                     June 30, 1999

                                                   Health Power, Inc.     Anthem Managed        Pro Forma            Pro Forma
                                                    and Subsidiaries      Comp Division        Adjustments(A)        Combined
                   Assets

Cash and cash equivalents                             $10,834,648          $      --          $(1,710,000)        $ 9,124,648
Accounts receivable, net                                5,993,872            1,451,357         (1,451,357)          5,993,872
Other current assets                                    1,196,687                 --                                1,196,687
Property, Plant and Equip                               2,884,217              367,054            182,946           3,434,217
Goodwill                                                5,419,488            2,175,000          2,905,457          10,499,945
Taxes Refundable - Parent                                    --                   --                 --                  --
Other Assets                                            1,311,898                 --                 --             1,311,898
                                                      -----------          -----------        -----------         -----------

Total Assets                                          $27,640,810          $ 3,993,411        $   (72,954)        $31,561,267
                                                      ===========          ===========        ===========         ===========


      Liabilities and Stockholder's Equity

Deferred revenue                                      $ 6,495,876          $      --          $      --           $ 6,495,876
Current liabilities of discontinued operations          7,495,462                 --                 --             7,495,462
Current notes payable                                   3,526,736                 --                 --             3,526,736
Other current liabilities                               3,103,308               88,800            (88,800)          3,103,308
Note Payable                                            2,000,000                 --            3,920,457           5,920,457
Other Liabilities                                         365,601                 --                                  365,601
                                                      -----------          -----------        -----------         -----------
Total Liabilities                                      22,986,983               88,800          3,831,657          26,907,440

Net Assets                                                                   3,904,611         (3,904,611)               --

Stockholders Equity                                     4,653,827                 --                 --             4,653,827
                                                      -----------          -----------        -----------         -----------

Total Liabilities and Stockholder's Equity            $27,640,810          $ 3,993,411        $   (72,954)        $31,561,267
                                                      ===========          ===========        ===========         ===========

(A) Adjustment to reflect asset purchase price.

                                             Health Power, Inc. and Subsidiaries
                                       Pro Forma Combined Income Statement (Unaudited)
                                                Year Ended December 31, 1998

                                                Health Power, Inc.     Anthem Managed       Pro Forma             Pro Forma
                                                 and Subsidiaries      Comp Division       Adjustments            Combined
Revenue                                             $24,861,454         $15,094,324         $    --              $39,955,778

Expenses:
   General and Administrative                        21,271,805          18,249,601           254,023(1)          39,775,429

                                                    -----------         -----------         ---------            -----------
Income from operations                                3,589,649          (3,155,277)         (254,023)               180,349

Interest income and other, net                          444,290                --            (332,265)(2)            112,025
                                                    -----------         -----------         ---------            -----------

Income from continuing operations
       before income taxes                            4,033,939          (3,155,277)         (586,288)               292,374

Federal, state  and local income tax expense         (1,570,204)          1,207,342           234,515(3)            (128,347)

                                                    -----------         -----------         ---------            -----------
Income from continuing operations                   $ 2,463,735         $(1,947,935)        $(351,773)           $   164,027
                                                    ===========         ===========         =========            ===========

Earnings per share (basic and diluted):
  Income from continuing operations                 $      0.64                                                  $      0.04
                                                    ===========                                                  ===========

Weighted average share used in calculation of earnings per share:

     Basic                                            3,828,564                                                   3,828,564
                                                    ===========                                                 ===========

     Diluted                                          3,834,858                                                   3,834,858
                                                    ===========                                                 ===========

(1)  Amortization of goodwill over a 20-year period.
(2)  Imputed interest calculated on purchase price deferred payments.
(3)  Tax effects on the federal, state, and local effective rate of 40%.

                                             Health Power, Inc. and Subsidiaries
                                       Pro Forma Combined Income Statement (Unaudited)
                                             For The Period Ended June 30, 1999

                                                 Health Power, Inc.   Anthem Managed        Pro Forma              Pro Forma
                                                  and Subsidiaries    Comp Division        Adjustments             Combined
Revenue                                             $15,418,069         $ 8,267,917         $    --              $23,685,986

Expenses:
   General and Administrative                        13,041,072          10,423,551           254,023(1)          23,718,646

                                                    -----------         -----------         ---------            -----------
Income from operations                                2,376,997          (2,155,634)         (254,023)               (32,660)

Interest income and other, net                           37,385                --            (166,132)(2)           (128,747)
                                                    -----------         -----------         ---------            -----------

Income from continuing operations
       before income taxes                            2,414,382          (2,155,634)         (420,155)              (161,407)

Federal, state  and local income tax expense           (905,723)            862,254           168,062(3)             124,593

                                                    -----------         -----------         ---------            -----------
Income from continuing operations                   $ 1,508,659         $(1,293,380)        $(252,093)           $   (36,814)
                                                    ===========         ===========         =========            ===========

Earnings per share (basic and diluted):
  Income from continuing operations                 $      0.39                                                  $     (0.01)
                                                    ===========                                                  ===========

Weighted average share used in calculation of earnings per share:

     Basic                                            3,828,564                                                    3,828,564
                                                    ===========                                                  ===========

     Diluted                                          3,834,858                                                    3,834,858
                                                    ===========                                                  ===========

(1)  Amortization of goodwill over a 20-year period.
(2)  Imputed interest calculated on purchase price deferred payments.
(3)  Tax effects on the federal, state, and local effective rate of 40%.

ITEM 7         (c)     Exhibits.

Exhibit
No.            Description of Exhibit
- -------        ----------------------

2 Asset Purchase Agreement dated May 12, 1999, between CompManagement Health Systems, Inc. and Community Insurance Company, as amended by the First Amendment to Asset Purchase Agreement dated June 30, 1999, as further amended by the Second Amendment to Asset Purchase Agreement dated July 16, 1999.

23             Consent of PricewaterhouseCoopers LLP

99             Press release issued by CompManagement Health Systems, Inc. on
               July 19, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HEALTH POWER, INC.

Date:  September 30, 1999                  By /s/ Bernard F. Master, D.O.
                                              ---------------------------
                                                  Bernard F. Master, D.O.
                                                  Chairman, President, and Chief
                                                  Executive Officer

                                           EXHIBIT INDEX

- ---------------------------------------------------------------------------------------------------
                                                                     If Incorporated by Reference,
                                                                     Document with which
                                                                     Exhibit was Previously
Exhibit No.       Description of Exhibit                             Filed with SEC
- ---------------------------------------------------------------------------------------------------
2                 Asset Purchase Agreement dated May 12, 1999,       Current Report on Form 8-K
                  between CompManagement Health Systems, Inc. and    dated July 30, 1999
                  Community Insurance Company, as amended by the
                  First Amendment to Asset Purchase Agreement dated
                  June 30, 1999, as further amended by the Second
                  Amendment to Asset Purchase Agreement dated July
                  16, 1999.
- ---------------------------------------------------------------------------------------------------
23                Consent of PricewaterhouseCoopers LLP              Contained herein

- ---------------------------------------------------------------------------------------------------
99(b)             Press release issued by CompManagement Health      Current Report on Form 8-K
                  Systems, Inc. on July 19, 1999.                    dated July 30, 1999
- ---------------------------------------------------------------------------------------------------